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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-45954, 333-45956, 333-55614, 333-55946, 333-103475) of Avaya Inc. of our report dated June 25, 2004 relating to the financial statements of the Avaya Inc. Savings Plan for the Variable Workforce, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, NJ
June 25, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM